PART C

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements:

The Financial Statements included in Part A are as follows:




Financial Highlights: Excelsior Institutional Equity Fund, Excelsior Institutional Income Fund, Excelsior Institutional Total Return Bond Fund, Excelsior Institutional Bond Index Fund, Excelsior Institutional Balanced Fund, Excelsior Institutional Equity Growth Fund, and Excelsior Institutional International Equity Fund.


The Financial Statements included in Part B are as follows:

(b)   Exhibits:
      Excelsior Institutional Trust
           Statement of Assets and Liabilities, May 31, 1995
           Statements of Operations, Commencement of Operations through May 31, 1995
           Statements of Changes in Net Assets, Commencement of Operations through May 31, 1995
           Financial Highlights
           Notes to Financial
           Statements, May 31, 1995
           Report of Price Waterhouse LLP

      St. James Portfolios
           Schedule of Investments, May 31, 1995
           Statement of Assets and Liabilities, May 31, 1995
           Statements of Operations, Commencement of Operations through May 31, 1995
           Statements of Changes in Net Assets, Commencement of Operations through May 31, 1995
           Supplementary Data
           Notes to Financial Statements, May 31, 1995
           Report of Price Waterhouse LLP



1.    Trust Instrument of the Registrant.                5

1(a). Amended and Restated Schedule A to Trust
      Instrument of the Registrant.                      5

2.    By-Laws of the Registrant.                         5


5(a). Form of Investment Advisory Agreement              7

5(b). Form of Investment Subadvisory Agreement           7


6.    Distribution Agreement between the Registrant
      and Edgewood Services, Inc.                        6


8(a). Form of Custodian Agreement between the Registrant
      and Chase Manhattan Bank, N.A.                     7

8(b). Form of Subcustodian Agreement between Chase
      Manhattan Bank, N.A. and foreign subcustodians.    7

9(a). Form of Administration Agreement between the
      Registrant and United States Trust Company
      of New York, Chase Global Funds Services Company
      and Federated Administrative Services              7

9(b). Form of Fund Accounting and Servicing Agreement
      between the Registrant and Federated Services
      Company                                            7


9(c). Form of Shareholder Servicing Agreement between the Registrant and certain financial institutions. 2

9(d). Form of Transfer Agency Agreement between the
      Registrant and Mutual Funds Service Company.       2

10.   Opinion of Counsel.                                2


11.   Consents of Independent Accountants.               7


13.   Investor Representation Letter of Initial
      Shareholder.                                       2

16.   Schedule for Computation of Performance
      Quotations.                                        2


17.   Financial Data Schedules.                          7

18(a).Powers of Attorney for Trustees and officers of
      the Trust.                                         2

18(b).Powers of Attorney for Trustees and officers of
      Federated Investment Portfolios                    7


1 Incorporated herein by reference from the Registrant's Registration Statement on Form N-1A (File Nos. 33-78264 and 811-8490) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "SEC") on April 28, 1994.

2   Incorporated herein by reference from Pre-Effective Amendment No. 2 to the Registration Statement, as filed with the SEC on June 22, 1994.

3   Incorporated herein by reference from Post-Effective Amendment No. 1 to the Registration Statement, as filed with the SEC on July 13, 1994.

4   Incorporated herein by reference from Post-Effective Amendment No. 2 to the Registration Statement, as filed with the SEC on September 28, 1994.

5   Incorporated herein by reference from Post-Effective Amendment No. 3 to the Registration Statement, as filed with the SEC on June 13, 1995.


6   Incorporated herein by reference from Post-Effective Amendment No. 4 to the Registration Statement, as filed with the SEC on October 2, 1995.

7   Filed herewith.



ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON  CONTROL WITH REGISTRANT.

      Not applicable.

ITEM 26. NUMBER OF HOLDERS OF SECURITIES.



      Shares of Beneficial Interest (par value $.00001).

Title of Class:                               Number of Record Holders As
                                              of November 25, 1995.

Excelsior Institutional Equity Fund:                      3
Excelsior Institutional Income Fund:                      2
Excelsior Institutional Total Return Bond Fund:           3
Excelsior Institutional Bond Index Fund:                  2
Excelsior Institutional Balanced Fund:                    2
Excelsior Institutional Equity Growth Fund:               2
Excelsior Institutional International Equity Fund:        2



ITEM 27. INDEMNIFICATION.

     Reference is hereby made to Article IX of the Registrant's Trust Instrument, filed as an exhibit to this Registration Statement.

     The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, trustees, officers and controlling persons of the Registrant and the principal underwriter pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, trustee, officer, or controlling person of the Registrant and the principal underwriter in connection with the successful defense of any action, suite or proceeding) is asserted against the Registrant by such director, trustee, officer or controlling person or principal underwriter in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.


     United States Trust Company of New York ("U.S. Trust") is a full-service state-chartered bank located in New York, New York. The name, position with U.S. Trust, address, principal occupation and type of business are set forth below for the trustees and certain senior executive officers of U.S. Trust, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature.

     SAMUEL C. BUTLER -- Trustee/Director; Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 ; Partner in Cravath, Swaine & Moore (law firm).

     PETER O. CRISP -- Trustee/Director; Venrock Associates, Room 5600, 30 Rockefeller Plaza, New York, NY 10112; General Partner in Venrock Associates.

     ANTONIA M. GRUMBACH -- Trustee/Director; Patterson, Belknap, Webb & Tyler, 30 Rockefeller Plaza, New York, NY 10112 ; Partner in Patterson, Belknap, Webb & Tyler (law firm).

     H. MARSHALL SCHWARZ -- Trustee/Director; Chairman of the Board and Chief Executive Officer; United States Trust Co. of New York, 114 West 47th Street, New York, NY 10036; Chairman of the Board & Chief Executive Officer of U.S. Trust Corporation and U.S. Trust Company of N.Y. (bank).

     PHILIPPE DE MONTEBELLO -- Trustee/Director; Metropolitan Museum of Art, 1000 Fifth Avenue, New York, NY 10029-0198; Director of the Metropolitan Museum of Art (art museum).

     PAUL W. DOUGLAS -- Trustee/Director; 250 Park Avenue, Room 1900, New York, NY 10177; Retired.

     FREDERIC C. HAMILTON -- Trustee/Director; Hamilton Oil Corp., 1560 Broadway, Suite 2000, Denver, CO 80202 ; Chairman of the Board of Hamilton Oil Corp. (oil & gas exploration).

     FRANK S. STREETER -- Honorary Trustee; 380 Madison Ave., 4th Floor, New York, NY 10017 ; Trustees and Corp.

     JOHN H. STOOKEY -- Trusteee/Director; Quantum Chemical Corp., 99 Park Avenue, New York, NY 10016; Director, Chairman of the Board, Chief Executive Officer and President of Quantum Chemical Corp.

     ROBERT N. WILSON -- Trustee/Director; Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933 ; Vice Chairman of the Board of Johnson & Johnson.

     PETER L. MALKIN -- Trustee/Director; Wein, Malkin & Bettex , Lincoln Building, 60 East 42nd Street, New York, NY 10165 ; Chairman of Wein, Malkin & Bettex.

     RICHARD F. TUCKER -- Trustee/Director; 11 Over Rock Lane, Westport, CT 06880 ; Retired.

     CARROLL L. WAINRIGHT, JR. -- Trustee/Director; Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, NY 10005 ; Consulting Partner of Milbank, Tweed, Hadley & McCloy (law firm).

     FREDERICK S. WONHAM -- Trustee/Director and Vice Chairman; United States Trust Company of New York, 114 West 47th Street, New York, NY 10036; Vice Chairman of the Board of U.S. Trust Corporation and United States Trust Company of New York (bank).

     DONALD M. ROBERTS -- Trustee/Director, Vice Chairman and Treasurer; United States Trust Company of New York, 114 West 47th Street, New York, NY 10036; Vice Chairman of the Board and Treasurer of U.S. Trust Corporation and United States Trust Company of New York (bank).

     FREDERICK B. TAYLOR -- Trustee/Director, Vice Chairman and Chief Investment Officer; United States Trust Company of New York; 114 West 47th Street, New York, NY 10036; Vice Chairman and Chief Investment Officer of U.S. Trust Corporation and United States Trust Company of New York (bank).

     JEFFREY S. MAURER -- Trustee/Director, President; United States Trust Company of New York, 114 West 47th Street, New York, NY 10036; president of U.S. Trust Corporation and U.S. Trust Company of New York (bank).

     DANIEL P. DAVISON -- Trustee/Director; Christie, Manson & Woods International, Inc., 502 Park Avenue, New York, NY 10021; Chairman, Christie, Manson & Woods International, Inc. (fine art auctioneer).

     TOM KILLEFER -- Honorary Trustee; United States Trust Company of New York, 114 West 47th Street, New York, NY 10036; Former Chairman of the Board and President of U.S. Trust Corporation and United States Trust Company of New York
(bank).

     ORSON D. MUNN -- Trustee/Director; Munn, Bernhard & Associates, Inc., 6 East 43rd Street , 28th Floor, New York, NY 10017 ; Chairman and Director of Munn, Bernhard & Associates, Inc. (investment advisory firm).

     WALTER N. ROTHSCHILD, JR. -- Trustee/Director; 145 East 48th Street, Suite 16D, New York, NY 10017 ; Corporate Director and Trustee.

     PHILIP L. SMITH -- Trustee/Director; P.O. Box 205, Oakledge, Mount Sunapee, NH 03772 ; Corporate Director and Trustee.

     EDWIN D. ETHERINGTON -- Trustee/Director; P.O. Box 100, Old Lyme, CT 06371; President Emeritus, Wesleyan University, and Former President of American Stock Exchange (education).

     HAROLD J. HUDSON, JR. -- Honorary Trustee; General Reinsurance Co., Financial Center, P.O. Box 10350, Stamford, CT 06904; Former Chairman of the Board of General Reinsurance Corporation.

     United States Trust Company of the Pacific Northwest ("UST-PN") is a full-service state chartered bank located in Portland, Oregon. The name, position with UST-PN, address, principal occupation and type of business are set forth below for the trustees and certain senior executive officers of UST-PN, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature.

     RALPH C. RITTENOUR, JR. -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201; Chairman and Chief Executive Officer of United States Trust Company of the Pacific Northwest (bank).

     CHARLES J. SWINDELLS -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201; President of United States Trust Company of the Pacific Northwest (bank).

     NANCY L. JACOB, PH.D. -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201; Executive Vice President of United States Trust of the Pacific Northwest (bank).

     RICHARD ACKERMAN -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201; Chief Administrative Officer and Senior Vice President of United States Trust Company of the Pacific Northwest (bank).

     STEPHEN BRINK -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201 ; Senior Vice President and Chief Investment Officer of United States Trust Company of the Pacific Northwest (bank).

     MARCIA BENNETT -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201; Senior Vice President, Trust Officer and Operations Officer of United States Trust Company of the Pacific Northwest (bank).

     MARV VUKOVICH -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201; Vice President and Chief Financial Officer of United States Trust Company of the Pacific Northwest (bank).

     CAROL HIBBS -- Trustee/Director; Tonkon Torp, Galen, Marmaduke & Booth, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, OR 97204; Attorney at Tonkon Torp, Galen, Marmaduke & Booth (law firm).

     Becker Capital Management, Inc. ("Becker") is a registered Investment Adviser located in Portland, Oregon. The name, position with Becker, address, principal occupation and type of business are set forth below for the trustees and certain senior executive officers of Becker, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature.

     PATRICK E. BECKER -- Director; President and Chief Investment Officer; Becker Capital Management, Inc., 1211 SW Fifth Avenue, #2185, Portland, OR 97204; President and Chief Investment Officer of Becker Capital Management, Inc. (investment advisory).

     JANEEN S. MCANINCH -- Director; Executive Vice President; Becker Capital Management, Inc. , 1211 SW Fifth Avenue, #2185, Portland, OR 97204; Executive Vice President of Becker Capital Management, Inc. (investment advisory).

     GEARY T. BECKER -- Senior Vice President - Fixed Income; Becker Capital Management, Inc. , 1211 SW Fifth Avenue, #2185, Portland, OR 97204 , Senior Vice President - Fixed Income of Becker Capital Management, Inc. (investment advisory).

     MICHAEL C. MALONE -- Senior Vice President - Marketing; Becker Capital Management, Inc. , 1211 SW Fifth Avenue, #2185, Portland, OR 97204 ; Senior Vice President - Marketing of Becker Capital Management, Inc. (investment advisory).

     DONALD L. WOLCOTT -- Vice President - Equity Portfolio Manager; Becker Capital Management, Inc., 1211 SW Fifth Avenue, #2185, Portland, OR 97204; Vice President - Equity Portfolio Manager of Becker Capital Management, Inc. (investment advisory).

     ROBERT N. SCHAEFFER -- Vice President - Equity Portfolio Manager; Becker Capital Management, Inc., 1211 SW Fifth Avenue, #2185, Portland, OR 97204; Vice President - Equity Portfolio Manager of Becker Capital Management, Inc. (investment advisory).

     MICHAEL F. MCCOY -- Vice President - Quantitative Research; Becker Capital Management, Inc., 1211 SW Fifth Avenue, #2185, Portland, OR 97204; Vice President -- Quantitative Research of Becker Capital Management, Inc. (investment advisory).

     Harding, Loevner Management, L.P. ("Harding Loevner") is a registered Investment Advisor located in Somerville, New Jersey. The name, position with Harding Loevner, address, principal occupation and type of business are set forth below for the trustees and certain senior executive officers of Harding Loevner, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature.

     DANIEL D. HARDING -- Director/Chief Investment Officer; Harding, Loevner Management, L.P. , 50 Division Street, Suite 401, Somerville, NJ 08876; Chief Investment Officer of Harding, Loevner Management, L.P. (investment advisory).

     DAVID R. LOEVNER -- Director/Chief Executive Officer; Harding, Loevner Management, L.P. , 50 Division Street, Suite 401, Somerville, NJ 08876; Chief Executive Officer of Harding, Loevner Management, L.P. (investment advisory).

     SIMON HALLETT -- Director/Senior Portfolio Manager; Harding, Loevner Management, L.P., 50 Division Street, Suite 401, Somerville, NJ 08876; Senior Portfolio Investment Manager of Harding, Loevner Management, L.P. (investment advisory).

     Luther King Capital Management ("Luther King") is a registered Investment Advisor located in Fort Worth, Texas. The name, position with Luther King, address, principal occupation and type of business are set forth below for the trustees and certain senior executive officers of Luther King, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature.

     J. LUTHER KING, JR. -- President; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102; Chief Investment Officer of Luther King Capital Management (investment advisory).

     EMMETT M. MURPHY -- Vice President/Principal; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102; Portfolio Manager of Luther King Capital Management (investment advisory).

     PAUL W. GREENWELL -- Vice President/Principal; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102; Portfolio Manager of Luther King Capital Management (investment advisory).

     ROBERT M. HOLT, JR. -- Vice President/Principal; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102; Portfolio Manager of Luther King Capital Management (investment advisory).

     SCOT C. HOLLMANN -- Vice President/Principal; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102; Portfolio Manager of Luther King Capital Management (investment advisory).

     DAVID L. DOWLER -- Vice President/Principal; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102 ; Portfolio Manager of Luther King Capital Management (investment advisory).

     BARBARA S. GARCIA -- Treasurer/Principal; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102; Officer Manager of Luther King Capital Management (investment advisory).



ITEM 29. PRINCIPAL UNDERWRITERS.


     (a) Edgewood Services, Inc. is the distributor for the shares of the Registrant. Edgewood Services, Inc. also serves as the principal underwriter for Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc. and Excelsior Funds.


     (b) The following are the directors and officers of Edgewood Services, Inc. The principal business address of these individuals is Federated Investors Tower, Pittsburgh, PA 15222-3779. Their respective position and offices with the Registrant, if any, are also indicated.

NAME:                     POSITION.

James J. Dolan:           Trustee and President.
Douglas L. Hein:          Trustee.
R. Jeffrey Niss:          Trustee and Senior Vice-President.
Frank E. Polefrone:       Trustee.
Newton Heston III:        Vice-President.
Ernest L. Linane:         Assistant Vice-President.
S. Elliot Cohan:          Secretary.
Charles H. Field:         Assistant Secretary.
Jeannete Fisher-Garber:   Assistant Secretary.
Kenneth W. Pegher, Jr.:   Treasurer.

     (c) Not applicable.

ITEM 30. LOCATION OF ACCOUNTS AND RECORDS.

     All accounts, books and other documents required to be maintained by
Section 31(a) of the 1940 Act and the Rules thereunder will be maintained at the offices of:


UNITED STATES TRUST COMPANY OF NEW YORK (administrator) 114 West 47th Street, New York, New York 10036

FEDERATED SERVICES, COMPANY (servicing and fund accounting agent):
Federated Investors Tower, Pittsburgh, PA 15222-3779.

CHASE GLOBAL FUND SERVICES COMPANY (transfer agent and administrator): 73 Tremont Street, Boston, MA 02108-3913.

THE CHASE MANHATTAN BANK, N.A. (custodian): 770 Broadway, New York, NY
10003-9598.

INVESTORS BANK & TRUST COMPANY (custodian of Bond Index Portfolio): 79 Milk Street, Boston, MA 02205.

EDGEWOOD SERVICES, INC. (distributor): Federated Investors Tower,
Pittsburgh, PA 15222-3779.


ITEM 31. MANAGEMENT SERVICES.

     Not Applicable.

ITEM 32. UNDERTAKINGS.

     (a) If the information called for by Item 5A of Form N-1A is contained in the latest annual report to shareholders, the Registrant shall furnish each person to whom a prospectus is delivered with a copy of the Registrant's latest annual report to shareholders upon request and without charge.

     (b) The Registrant undertakes to comply with Section 16(c) of the 1940 Act as though such provisions of the 1940 Act were applicable to the Registrant, except that the request referred to in the third full paragraph thereof may only be made by shareholders who hold in the aggregate at least 10% of the outstanding shares of the Registrant, regardless of the net asset value of shares held by such requesting shareholders.

                          SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Boston and Commonwealth of Massachusetts on the 15th day of December, 1995.



EXCELSIOR INSTITUTIONAL TRUST


By: /S/ PHILIP W. COOLIDGE

Philip W. Coolidge
   President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 15, 1995.


/S/ PHILIP W. COOLIDGE

Philip W. Coolidge
President

/S/ JOHN R. ELDER

John R. Elder
Treasurer and Chief Financial and Accounting Officer

RODMAN L. DRAKE*

Rodman L. Drake
Trustee

JONATHAN PIEL*

Jonathan Piel
Trustee

W. WALLACE MCDOWELL, JR*

W. Wallace McDowell, Jr.
Trustee


*By: /S/ PHILIP W. COOLIDGE

Philip W. Coolidge
      As attorney-in-fact pursuant to
      a power of attorney previously filed

                                   SIGNATURES



     Federerated Investment Portfolios ("Federated Portfolios") has duly caused the Registration Statement on Form N-1A (Registration Statement") of Excelsior Institutional Trust (the "Trust") to be signed on its behalf by the undersigned, thereto duly authorized in the City of Pittsburgh and the Commonwealth of Pennsylvania on the 15th day of December, 1995.


FEDERATED INVESTMENT PORTFOLIOS

By:
John F. Donahue         *
John F. Donahue
Chairman and Trustee of
Federated Portfolios


Pursuant to the requirements of the Securities Act of 1933, the Trust's Registration Statement has been signed below by the following persons in capacities indicated on December 15, 1995.


John F. Donahue         *
John F. Donahue
Chairman and Trustee of
Federated Portfolios

J. Christopher Donahue  *
J. Christopher Donahue
President and Trustee of
Federated Portfolios


David M. Taylor         *
David M. Taylor
Treasurer of Federated Portfolios

Thomas G. Bigley        *
Thomas G. Bigley
Trustee of Federated Portfolios


John T. Conroy, Jr.     *
John T. Conroy, Jr.
Trustee of Federated Portfolios


William J. Copeland     *
William J. Copeland
Trustee of Federated Portfolios


James E. Dowd           *
James E. Dowd
Trustee of Federated Portfolios


Lawrence D. Ellis, M.D.*
Lawrence D. Ellis, M.D.
Trustee of Federated Portfolios


Edward L. Flaherty, Jr.*
Edward L. Flaherty, Jr.
Trustee of Federated Portfolios


Peter E. Madden         *
Peter E. Madden
Trustee of Federated Portfolios


Gregor F. Meyer         *
Gregor F. Meyer
Trustee of Federated Portfolios


John E. Murray, Jr.     *
John E. Murray, Jr.
Trustee of Federated Portfolios

Wesley W. Posvar        *
Wesley W. Posvar
Trustee of Federated Portfolios

Marjorie P. Smuts       *
Marjorie P. Smuts
Trustee of Federated Portfolios


*By
/s/S. Elliott Cohan
S. Elliott Cohan
  As attorney-in-fact pursuant to a
  power of attorney filed herewith

INDEX TO EXHIBITS



Exhibit
No.        Description of Exhibit

5(a).      Form of Investment Advisory Agreement

5(b).      Form of Investment Subadvisory Agreement

8(a). Form of Custodian Agreement between the Registrant and Chase Manhattan Bank, N.A.

8(b).      Form of Subcustodian Agreement between
           ChaseManhattan Bank, N.A.and foreign
           subcustodians.

9(a).      Form of Administration Agreement between the
           Registrant and United States Trust Company of New
           York, Chase Global Funds Services Company and
           Federated Administrative Services.

9(b). Form of Fund Accounting and Servicing Agreement between the Registrant and Federated Services
           Company

11.        Consents of Independent Accountants.

17.        Financial Data Schedules.

18(b). Powers of Attorney for Trustees and officers of Federated Investment Portfolios.